Exhibit 99.1

ANGEL POND HOLDINGS CORPORATION

PRO FORMA BALANCE SHEET

	May 20 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash	$753,772	$15,514,820	(a)	$753,772
		310,297	(b)
		(310,297)	(c)
		(15,514,820)	(g)
Prepaid expenses	727,748			727,748

Total current assets	1,481,520	—		1,481,520
Cash and marketable securities held in Trust Account	250,000,000	15,514,820	(g)	265,514,820

Total assets	$251,481,520	$15,514,820		$266,996,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$—			$—
Warrant liability	15,543,333	$517,161	(a)	16,380,100
		319,606	(b)
Deferred underwriting fee payable	8,750,000	543,019	(d)	9,293,019

Total liabilities	24,293,333	1,379,786		25,673,119

Common Shares subject to possible redemption, 22,218,818 and 23,632,322 shares at $10.00 per share, actual and as adjusted, respectively	222,188,180	14,135,040	(f)	236,323,220

Shareholders’ Equity:

Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 2,781,182 and 2,291,160 issued and outstanding (excluding 22,218,818 and 23,632,322 shares subject to possible redemption)	278	155	(a)	292
		(141)	(f)
Class B common shares, $0.0001 par value; 20,000,000 share authorized; 7,187,500 shares issued and outstanding (1)	719	(25)	(e)	694
Additional paid in capital	5,704,052	14,997,504	(a)	5,741,525
		(300,058)	(c)
		(525,099)	(d)
		25	(e)
		(14,134,899)	(f)
Accumulated deficit	(705,042)	(9,309)	(b)	(742,510)
		(10,239)	(c)
		(17,920)	(d)

Total stockholders’ equity	5,000,007	(6)		5,000,001

Total Liabilities and shareholders’ equity	$251,481,520	$15,514,820		$266,996,340

(1)

This number includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On July 2, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,551,482 Units. In connection with the partial exercise of the over-allotment option and the expiration of the over-allotment option on July 2, 2021, 549,630 Class B ordinary shares were forfeited for no consideration.

The accompanying notes are an integral part of this financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Angel Pond Holdings Corporation (the “Company”) as of May 20, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions, which occurred on July 2, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”) on May 20, 2021. Each Unit consists of one Class A ordinary share, and one-third of one redeemable warrant (each, a “Public Warrant”). Each Unit consists of one Class A ordinary share, and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. The Underwriters exercised the over-allotment option in full and on July 2, 2021 purchased an additional 1,551,482 Units (the “Over-Allotment Units”), generating gross proceeds of approximately $15.5 million, and incurred additional offering costs of approximately $853 thousand in offering costs, of which approximately $543 thousand was for deferred underwriting fees.

Simultaneously with the closing of the IPO on May 20, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 7,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to Angel Pond Partners LLC (the “Sponsor”), generating proceeds of $7.0 million. Simultaneously with the closing of the Over-allotment on July 2, 2021, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 310,297 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $310,000.

In addition, the Sponsor agreed to forfeit up to 937,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on July 2, 2021, and the over-allotment option expired on July 2, 2021. Accordingly, 549,630 Class B ordinary shares were forfeited for no consideration on July 2, 2021.

Pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$15,514,820
	Warrant liability		$517,161
	Class A ordinary shares		155
	Additional paid-in capital		14,997,504
	To record sale of 1,551,482 Overallotment Units at $10.00 per Unit

(b)	Cash	$310,297
	Accumulated deficit	9,309
	Warrant liability		$319,606
	To record sale of 310,297 Private Placement Warrants at $1.00 per warrant and to reflect change in warrant liability

(c)	Additional paid-in capital	$300,058
	Accumulated deficit	10,239
	Cash		$310,297
	To record payment of 2% of cash underwriting fee on overallotment option and to allocate portion attributable to warrants to financing costs

(d)	Additional paid-in capital	$525,099
	Accumulated deficit	17,920
	Deferred underwriting commissions		$543,019
	To record additional deferred underwriting fee on overallotment option and to allocate portion attributable to warrant to financing costs

(e)	Class B ordinary shares	$25
	Additional paid-in capital		$25
	To reflect forfeiture of 549,630 Class B ordinary shares
(f)	Class A ordinary shares	$141
	Additional paid-in capital	14,134,899
	Class A common stock subject to possible redemption		$14,135,040
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock
(g)	Trust account	$15,514,820
	Cash		$15,514,820
	To transfer $10.00 per Overallotment Units to Trust Account